UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 25, 2007
Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland		20716

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 301-430-2500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On January 25, 2007, the Board of Directors of Old Line Bancshares, Inc. (the “Registrant”) and its wholly owned subsidiary, Old Line Bank appointed John M. Suit, II as a member of the Board of Directors of the Registrant and Old Line Bank effective February 1, 2007. Mr. Suit, who is currently retired, was Senior Vice President of Branch Bank and Trust (BB&T) from 2003-2006 and Chairman of the Board of Farmers Bank of Maryland from 1996-2003. Mr. Suit will be a member of the Loan and Audit Committees of the Registrant and Old Line Bank, and will receive the same compensation as currently paid to our other Board members — $400 for each Board of Directors meeting, $300 for each Audit Committee meeting, $200 for each Loan Committee meeting, and a $250 quarterly retainer. The press release announcing Mr. Suit’s appointment to Old Line Bank’s board of directors is filed as Exhibit 99.1 hereto.
(e) On January 25, 2007, the Compensation Committee of the Board of Directors of the Registrant and Old Line Bank reviewed the financial performance of the Registrant and Old Line Bank for the fiscal year ended December 31, 2006 in order to determine what, if any, cash bonus or incentive stock option bonus should be paid to the executive officers, James W. Cornelsen (CEO), Joseph W. Burnett (Executive Vice President) and Christine M. Rush (CFO).
     Based on this review, effective January 25, 2007, the Registrant paid cash bonuses and issued incentive stock options to Mr. Cornelsen, Mr. Burnett and Ms. Rush as follows:

Name of Officer	Cash Bonus	Number of Options	Exercise Price
James W. Cornelsen	$53,000	15,000	$10.48
Joseph Burnett	$22,000	5,200	$10.48
Christine Rush	$21,000	5,000	$10.48
One-third of the option grant vested on January 25, 2007, one-third of the option grant will vest on January 25, 2008 and one-third of the option grant will vest on January 25, 2009. The options were evidenced by Stock Option Agreements in the form filed as Exhibit 10.2 to the Form 8-K filed with the SEC on January 5, 2005. The options were issued under the Registrant’s 2004 Equity Incentive Plan.
     In addition, effective as of January 1, 2007, Old Line Bank increased the guaranteed annual compensation payable to each of its executive officers, as set forth in a third amendment to each executive’s employment agreement. Specifically, Mr. Cornelsen’s guaranteed annual compensation increased from $205,000 to $220,000, Mr. Burnett’s guaranteed annual compensation increased from $142,000 to $152,000 and Ms. Rush’s guaranteed annual compensation increased from $135,000 to $145,000. In addition, Mr. Cornelsen’s agreement was amended to reflect Old Line Bank’s decision to extend the term of his employment agreement to March 30, 2012. The summary and description of the amendments to the employment agreements contained herein are qualified in their entirety by reference to the amendments to the employment agreements, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Form 8-K.
     Pursuant to the Registrant’s and Old Line Bank’s Director Compensation Policy, on January 25, 2007 the Registrant issued each non-employee director an option to purchase 1,000 shares of the Registrant’s common stock. The options were granted at fair market value, are exercisable immediately, and expire on the tenth anniversary of the grant date. Also, the options terminate (if not exercised) on the first anniversary of the termination of the director’s service on the Board of Directors. These options were granted pursuant to the Registrant’s 2001 Incentive Stock Option Plan and 2004 Equity Incentive Plan.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Third Amendment to Executive Employment Agreement effective as of January 1, 2007 by and between Old Line Bank and James W. Cornelsen

10.2	Third Amendment to Executive Employment Agreement effective as of January 1, 2007 by and between Old Line Bank and Joseph Burnett

10.3	Third Amendment to Executive Employment Agreement effective as of January 1, 2007 by and between Old Line Bank and Christine Rush

99.1	Press Release dated January 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.
Date: January 31, 2007	By:	/s/ Christine M. Rush
Christine M. Rush, Chief Financial Officer